UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2018
_____________________________________________
LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Effective as of June 1, 2018, the Board of Directors of Leidos Holdings, Inc. appointed Robert C. Kovarik, Jr. to serve as a director. Mr. Kovarik will serve as a member of the Audit & Finance Committee.
As a director, Mr. Kovarik will be entitled to receive the standard remuneration provided to the company’s non-management directors, including (i) an annual cash retainer of $115,000, and (ii)  an annual grant of equity awards valued at approximately $150,000, two-thirds in the form of restricted stock and one-third in the form of stock options.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2018	LEIDOS HOLDINGS, INC.

	By:	/s/ Jerald S. Howe, Jr.
Jerald S. Howe, Jr.
Executive Vice President and General Counsel